Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

February 23, 2026

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064

Re: Abbott Laboratories Registration Statement on Form S-3 filed on February 23, 2026

Ladies and Gentlemen:

We have acted as special outside counsel to Abbott Laboratories, an Illinois corporation (the “Company”), in connection with its filing on the date hereof of the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), to register an indeterminate amount of (a) debt securities of the Company (the “Notes”), (b) common shares of the Company (the “Common Shares”), (c) preferred shares of the Company (the “Preferred Shares”), (d) depositary shares of the Company (the “Depositary Shares”), (e) warrants to purchase Notes, Common Shares, Preferred Shares, Depositary Shares or other securities of the Company (the “Warrants”), (f) contracts for the purchase and sale of Notes, Common Shares, Preferred Shares, Depositary Shares or other securities of the Company (“Purchase Contracts”), and (g) units consisting of Notes, Common Shares, Preferred Shares, Depositary Shares, Warrants, Purchase Contracts, or any combination of one of more of such securities or other securities of the Company (the “Units” and, together with (d)-(f), the “Other Securities”) under the U.S. Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”).

The Notes may be issued in one or more series under the Indenture, dated as of March 10, 2015 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), filed as Exhibit 4.1 to the Registration Statement, as supplemented and amended with respect to each series of the Notes by the terms thereof established, as applicable, pursuant to an officers’ certificate pursuant to Sections 3.1 and 3.3 of the Base Indenture, to be executed on the date on which the Notes are issued (the “Officers’ Certificate” and the Base Indenture, as supplemented and amended with respect to each series of Notes by the terms of the Officers’ Certificate, the “Indenture”).

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company of the Notes, Common Shares, Preferred Shares, or any Other Securities, as the case may be.

In rendering this opinion, we have examined and relied on such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate. We have also conducted such investigations of fact and law as we have deemed necessary or advisable for purposes of this letter. In rendering this opinion, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have, with your consent, assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) each natural person signing any document reviewed by us had the legal capacity to do so, (d) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed, (f) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act, (g) a prospectus supplement and, in the case of the Notes or Other Securities, a related term sheet filed as a free writing prospectus (a “term sheet”), will have been filed with the U.S. Securities and Exchange Commission (the “SEC”) describing the Notes, Common Shares, Preferred Shares or any Other Securities offered thereby, as applicable, (h) for any offering of a series of Preferred Shares or Other Securities containing a series of Preferred Shares, appropriate documents will have been filed with the Secretary of State of the State of Illinois establishing the rights, preferences, designations and limitations of such series of Preferred Shares, (i) all Notes, Common Shares, Preferred Shares or any Other Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s), (j) a definitive purchase, underwriting, agency or similar agreement with respect to any Notes, Common Shares, Preferred Shares or any Other Securities offered (an “Underwriting Agreement”) and any other documents pursuant to which the Notes, Common Shares, Preferred Shares, or any Other Securities are governed or issued (together with the Underwriting Agreement, the “Transaction Documents”) will have been duly authorized and validly executed and delivered by the parties thereto, (k) any Notes that may be issued will be issued in a form that complies with the Indenture, and the Notes, indenture, supplemental indenture and officers’ certificate (pursuant to the Base Indenture) to be entered into in connection with the issuance of such Notes will be manually signed or countersigned, as the case may be, by duly authorized officers of the Company and of the Trustee or authenticating agent, (l) any Common Shares or Preferred Shares that may be issued will be issued in accordance with the terms of the Company’s amended and restated articles of incorporation (including any documents filed with the Secretary of State of the State of Illinois establishing the rights, preferences, designations and limitations of such Preferred Shares, if applicable), (m) where the offering includes a series of Preferred Shares, such series of Preferred Shares have been duly established in accordance with the terms of the Company’s amended and restated articles of incorporation (including any documents filed with the Secretary of State of the State of Illinois establishing the rights, preferences, designations and limitations of such series of Preferred Shares), (n) the consideration for the Common Shares or Preferred Shares is not less than the par value thereof, if any, and the total amounts and numbers of such shares do not exceed the respective total amounts and numbers of shares available under the Company’s amended and restated articles of incorporation (including with respect to any series of Preferred Shares, any document filed with the Secretary of State of the State of Illinois establishing the rights, preferences, designations and limitations of such series of Preferred Shares), and authorized by the Company’s Board of Directors in connection with the applicable offering, (o) the Notes, Common Shares, Preferred Shares, or any Other Securities will be issued and sold in compliance with applicable federal and state securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and the applicable prospectus supplement, (p) the Company shall remain validly existing as a corporation under the laws of the State of Illinois, and (q) except as expressly contemplated hereby, the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein.

We have also assumed that the execution, delivery and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of the Company or any other party to such documents or the laws of the jurisdictions of organization or other applicable laws with respect to such parties, (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over any party to such documents or any of their respective assets or (iii) constitute a breach or violation of any agreement or instrument that is binding on any party to the Transaction Documents. We have also assumed that each party to the Transaction Documents other than the Company (in the case of parties that are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party (other than the Company) has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the applicable Transaction Documents (other than, with respect to the Company, the Offered Securities (as defined below)) constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

(a)	with respect to any series of Notes to be offered by the Company pursuant to the Registration Statement (the “Offered Notes”), when (i) the Registration Statement , as finally amended (including all necessary post-effective amendments), has been filed with the SEC and becomes effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate Prospectus Supplement and term sheet with respect to the Offered Notes has been prepared, delivered and filed in compliance with the Act; (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Notes in the applicable amount and related matters, (iv) the Officers’ Certificate has been duly authorized, executed and delivered by authorized officers of the Company in accordance with the terms of the Base Indenture, (v) the terms of the Offered Notes and of their issuance and sale have been duly established in conformity with the Indenture, so as not to violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Offered Notes have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and as contemplated by the Registration Statement, including the Prospectus and any applicable supplement to the Prospectus, the Offered Notes, when issued and sold in accordance with the Indenture, and the applicable Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

(b)	with respect to any Common Shares or Preferred Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has been filed with the SEC and becomes effective under the Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Shares has been prepared, delivered and filed in compliance with the Act; and (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Shares in the applicable amount and related matters, such Offered Shares, when issued and sold in accordance with the applicable Transaction Document, will be validly issued, fully paid and nonassessable; and

(c)	with respect to any Other Securities to be offered by the Company pursuant to the Registration Statement (the “Other Offered Securities” and together with the Offered Notes and the Offered Shares, the “Offered Securities”) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has been filed with the SEC and becomes effective under the Act; (ii) an appropriate Prospectus Supplement and term sheet with respect to the Other Offered Securities has been prepared, delivered and filed in compliance with the Act; and (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Other Offered Securities in the applicable amount and related matters, the Other Offered Securities when issued and sold in accordance with the applicable Transaction Document, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification or contribution of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration and (vi) limit the waiver of rights under usury laws. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Notes, the Indenture, or any Other Offered Securities. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

This letter is given on the basis of the law and the facts existing as of the date hereof. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

We are members of the bar of the State of New York. This opinion is limited to the laws of the State of New York and the Illinois Business Corporation Act (including the statutory provisions, and reported judicial decisions interpreting the foregoing), in each case as in effect on the date hereof (the “Relevant Laws”). We express no opinion as to the laws of any jurisdiction other than the Relevant Laws that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Transaction Documents or the transactions governed by the Transaction Documents. Without limiting the generality of the foregoing definition of Relevant Laws, the term “Relevant Laws” does not include any law, rule or regulation that is applicable to the Company or the Transaction Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Transaction Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

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